UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) November 12, 2003


                                   AGWAY INC.
                                   ---------
             (Exact name of registrant as specified in its charter)


Delaware                              2-22791                         15-0277720
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                    (IRS Employer
of incorporation)                   File Number)             Identification No.)


333 Butternut Drive, DeWitt, New York                                      13214
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(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code (315) 449-6568







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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE


AUCTION DATES AND PROCEDURES SET
--------------------------------
As the Company previously announced, the Agway Energy Products Group and Suburban Propane, L.P. (Suburban), have signed an agreement for Suburban to purchase substantially all of the assets and business operations of the Agway Energy Products Group. The Agway Energy Products Group includes three wholly owned subsidiaries of Agway Inc.; Agway Energy Products, LLC, Agway Energy Services, Inc. and Agway Energy Services-PA, Inc. The agreement is for total cash consideration of approximately $206 million. The purchase is subject to the terms and conditions of the agreement, and the purchase price is subject to certain escrows required under the agreement such that the net cash proceeds to be realized at closing will be approximately $175 million.

The Suburban agreement is subject to bankruptcy court approval. On November 12, 2003, Agway filed a motion with the U.S. Bankruptcy Court for the Northern District of New York ("Bankruptcy Court"), requesting that the court establish bidding procedures and a date and time for conducting an auction to determine if there are higher or better offers for the Agway Energy Products Group businesses. By order dated November 24, 2003, the Bankruptcy Court, among other things, authorized Agway to conduct an auction on December 18, 2003 at 2:00 PM
(EST) and established a sale hearing to approve the proposed sale to the successful bidder to be held immediately following the auction.

Also as previously disclosed, on November 7, 2003, Agway and Country Best Adams, LLC entered into an asset purchase agreement with AMPCO Distribution Services, LLC (ADS) which provided for the sale of substantially all the assets of Agway's Country Best Produce and Country Best Adams, LLC businesses (Agway's Produce Group), both components of the Country Product Group segment of the Company. The aggregate purchase price in the agreement is $8.3 million. The purchase is subject to the terms and conditions of the agreement, and the purchase price is subject to certain escrows required under the agreement such that net cash proceeds to be realized at closing will be approximately $7.6 million.

The ADS agreement is subject to bankruptcy court approval. On November 12, 2003, Agway filed a motion with the Bankruptcy Court requesting that the court establish bidding procedures and a date and time for conducting an auction to determine if there are higher or better offers for Agway's Produce Group businesses. By order dated November 24, 2003, the Bankruptcy Court, among other things, authorized Agway to conduct an auction on December 15, 2003 at 9:00 AM
(EST) and established a sale hearing to approve the proposed sale to the successful bidder to be held immediately following the auction.

The asset purchase agreements for both the Agway Energy Products Group and Agway's Produce Group sales have been filed with the Bankruptcy Court. See attached exhibit 99 for copies of the asset purchase agreements for these two proposed sales.


PLAN OF REORGANIZATION EXCLUSIVITY PERIOD UPDATE
------------------------------------------------
As previously disclosed, Agway currently has the exclusive right to submit a Chapter 11 Plan (i.e., the document that describes the path we will take for each of our businesses and estimates the potential distribution and timing of such distributions to creditors) to the Bankruptcy Court until November 26, 2003. On Tuesday, November 4, 2003, we submitted a motion to the Bankruptcy Court requesting a two-month extension to January 26, 2004, during which time Agway would continue to have the exclusive right to submit our Chapter 11 Plan to the Bankruptcy Court. On November 20, 2003, the Bankruptcy Court granted the 60 day extension with respect to all parties other than the Unsecured Creditor's Committee (UCC) to which the extension will apply for only 30 days.The Bankruptcy Court will consider a further extension with respect to the UCC on December 18, 2003, without the need for a further motion by Agway.


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CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE
SECURITIES LITIGATION REFORM ACT OF 1995

Agway is including the following cautionary statement in this Form 8-K to make applicable and take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statement made by, or on behalf of, Agway. Where any such forward-looking statement includes a statement of the assumptions or basis underlying such forward-looking statement, Agway cautions that, while it believes such assumptions or basis to be reasonable and makes them in good faith, assumed facts or basis almost always vary from actual results, and the differences between assumed facts or basis and actual results can be material, depending upon the circumstances. Certain factors that could cause actual results to differ materially from those projected have been discussed herein and include the factors set forth below. Other factors that could cause actual results to differ materially include uncertainties of economic, competitive and market decisions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Agway. Where, in any forward-looking statement, Agway, or its management, expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The words "believe," "expect," "intend" and "anticipate" and similar expressions identify forward-looking statements.

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


Item 7. Financial Statements and Exhibits

(c) Exhibits.

The following exhibits are filed as part of this report.

No.
---

99.1 Asset Purchase Agreement by and among Agway Energy Products, LLC, Agway Energy Services, Inc., Agway Energy Services PA, Inc., Agway, Inc. (solely for purposes of Sections 2.5(b), 7.13 and 7.19) and Suburban Propane, L.P. dated as of November 10, 2003.

99.2 Asset Purchase Agreement by and among Agway Inc., Country Best Adams, LLC and AMPCO Distribution Services, LLC dated as of November 7, 2003.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   AGWAY INC.
                                  (Registrant)



Date       November 25, 2003                 By    /s/ PETER J. O'NEILL
       ------------------------------           --------------------------------
                                                       Peter J. O'Neill
                                                     Senior Vice President
                                                      Finance & Control
                                               (Principal Financial Officer and
                                                 Chief Accounting Officer)













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